UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2006
DDi Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1220 Simon Circle
Anaheim, California		92806
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 688-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2

EXPLANATORY NOTE
DDi Corp. is filing this Amendment No. 1 to its Current Report on Form 8-K, filed on August 14, 2006 (the “Original Form 8-K”), solely for the purpose of (i) modifying the response to Item 1.01 to incorporate the terms of the Merger Agreement and the Purchase Agreement (each, as defined in the Original Form 8-K) into such response by reference and (ii) adding an Exhibit index to the response to Item 9.01 to reflect the attachment of the Merger Agreement and the Purchase Agreement. This Form 8-K/A includes the foregoing changes to Item 1.01 and the addition of Item 9.01. No other items included in the Original Form 8-K have been amended.
Item 1.01. Entry into a Material Definitive Agreement.
On August 8, 2006, DDi Corp., a Delaware corporation (the “Company”), DDi Acquisition Corp., an Ohio corporation and an indirect, wholly-owned subsidiary of the Company, Sovereign Circuits, Inc., an Ohio corporation (“Sovereign”), Beverly John Berryman, Hugh David Turner and Carole Fahy, as trustees of a settlement dated December 21, 1965 and made between Herbert Anthony Cann, Kenneth Robert Woodford and John Michael Geoffrey Andrews and a Deed of Appointment dated October 6, 1976 by Kenneth Robert Woodford and Michael Geoffrey Andrews, together a trust formed under English law, Beverly John Berryman, Hugh David Turner and Carole Fahy, as trustees of a settlement dated September 10, 1985 and made between Tonio Christian Hoch as settlor and Bermuda Trust Company Limited as original trustee, which is a trust established under Bermuda law and known as the “Hoch Settlement”, and Robert Q. Buss, an individual, entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of DDi Acquisition Corp. with and into Sovereign, with Sovereign continuing after the merger as the surviving corporation (the “Merger”).
Under the Merger Agreement, each share of common stock, no par value, of Sovereign, would be converted into the right to receive, at the election of the holder: (i) $100.00 in cash, or (ii) 12.407 shares of Company Common Stock. Each share of preferred stock of Sovereign, par value $100 per share, would be converted into the right to receive $105.00 in cash. In each case, the consideration to be paid is subject to a final downward adjustment based upon the net debt position of Sovereign at closing. Fifteen percent of the consideration will be delivered at closing to a third-party escrow agent, which will hold such amount, subject to any indemnification claims made thereon, for 12 months following the closing before releasing the remaining balance, if any, to Sovereign’s shareholders. The maximum aggregate cash consideration to be paid to the holders of preferred stock and common stock of Sovereign is $5,622,474, consisting of $827,295 to be paid to holders of the preferred stock of Sovereign and up to $4,795,179 to be paid to holders of the common stock of Sovereign. Pursuant to the terms and conditions of the Merger Agreement, the Company expects that it will be required to issue no less than approximately 1,100,000 shares of Company Common Stock but no more than approximately 1,740,000 shares of Company Common Stock.
The Merger Agreement contains customary representations and warranties and pre-closing covenants. The closing of the Merger is subject to the satisfaction of certain closing conditions, including, among others, obtaining the approval of Sovereign’s stockholders as well as the approval of the agents and lenders under the Company’s credit facilities, obtaining an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933 with respect to the issuance of such shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) to the selling shareholders of Sovereign, and listing such shares with the Nasdaq Global Market. Additionally, the merger is conditioned upon the entry by the Company, Sovereign certain of Sovereign’s shareholders into certain ancillary agreements, including, among others, an escrow agreement pursuant to which the Company will deposit a portion of the purchase price with a third party escrow agent for the purpose of securing certain indemnification obligations of Sovereign, individual indemnification agreements, pursuant to which certain of Sovereign’s shareholders will agree to indemnify the Company with respect to Sovereign’s representations and warranties under the Merger Agreement, and a non-competition agreement whereby Sovereign’s major shareholders will be restricted in their ability to compete with the Company.
In addition, on August 8, 2006, Dynamic Details Incorporated, Silicon Valley, a Delaware corporation and an indirect, wholly-owned subsidiary of the Company (“DDiSV”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with, solely for the purpose of guaranteeing the performance of all obligations of DDiSV under Section 8.2 of the Purchase Agreement, Dynamic Details, Incorporated, a California corporation and an indirect, wholly-owned subsidiary of the Company, VMS, LLC, a Delaware limited liability company (“Buyer”), and, solely for the purpose of guaranteeing the performance of all obligations of Buyer under Section 8.3 of the Purchase Agreement, VERITEK Manufacturing Services, LLC, a Delaware limited liability company (“Buyer Guarantor”). Buyer and Buyer Guarantor are owned by a stockholder of the Company who is the beneficial holder of less than 5% of the outstanding shares of Company Common Stock.
Under the Purchase Agreement, Buyer will acquire certain assets of DDiSV which constitute the Company’s assembly business (the “Business”), and assume specified liabilities of DDiSV. The assets of DDiSV to be acquired include, without limitation, equipment, accounts receivable, inventory, contracts, intellectual property and marketing materials and records of DDiSV relating to the Business. Certain employees of DDiSV will be offered employment with Buyer.
The Purchase Agreement contains customary representations and warranties and the closing of the transactions contemplated thereunder is subject to the satisfaction of certain closing conditions, including, among others, obtaining the approval of the agents and lenders under the Company’s credit facilities and obtaining the consents of certain other parties. Additionally, the sale of the assets is conditioned upon the entry by DDiSV and Buyer into certain ancillary agreements, including, among others, a supply agreement pursuant to which DDiSV will supply certain products to Buyer, a transition services agreement whereby DDiSV or its affiliates will provide certain transitional services to Buyer on a short term basis, a license agreement whereby DDiSV will license certain intellectual property to Buyer, an escrow agreement pursuant to which Buyer will deposit a portion of the purchase price with a third party escrow agent for the purpose of securing certain indemnification obligations of Seller, as described below, and a non-competition agreement whereby DDiSV will be restricted in its ability to compete with the Business.
As set forth in the Purchase Agreement, the consideration paid by Purchaser will be $12.0 million in cash, subject to a final adjustment based upon the net working capital of the Business at closing, plus the assumption of certain of DDiSV’s liabilities. The consideration will be paid at closing by the delivery of $11.5 million to DDiSV and $500,000 to the escrow agent, which will hold such amount, subject to any indemnification claims made thereon, for 12 months following the closing before releasing the remaining balance, if any, to DDiSV.
The foregoing summaries of the Merger Agreement and the Purchase Agreement are qualified in their entirety by reference to the full text of the Merger Agreement and the Purchase Agreement, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated August 8, 2006, by and among DDi Corp., DDi Acquisition Corp., Sovereign Circuits, Inc., Beverly John Berryman, Hugh David Turner and Carole Fahy, as trustees of a settlement dated December 21, 1965 and made between Herbert Anthony Cann, Kenneth Robert Woodford and John Michael Geoffrey Andrews and a Deed of Appointment dated October 6, 1976 by Kenneth Robert Woodford and Michael Geoffrey Andrews, together a trust formed under English law, Beverly John Berryman, Hugh David Turner and Carole Fahy, as trustees of a settlement dated September 10, 1985 and made between Tonio Christian Hoch as settlor and Bermuda Trust Company Limited as original trustee, which is a trust established under Bermuda law and known as the “Hoch Settlement”, and Robert Q. Buss, an individual.

2.2*	Asset Purchase Agreement dated August 8, 2006, by and among Dynamic Details Incorporated, Silicon Valley, solely for the purpose of guaranteeing the performance of all obligations of Dynamic Details Incorporated, Silicon Valley under Section 8.2 of the Asset Purchase Agreement, Dynamic Details, Incorporated, VMS, LLC and, solely for the purpose of guaranteeing the performance of all obligations of VMS, LLC under Section 8.3 of the

Asset Purchase Agreement, VERITEK Manufacturing Services, LLC.

*	Schedules and exhibits to the Merger Agreement and the Purchase Agreement have not been filed because the Company does not believe that they contain information material to an investment decision which is not otherwise disclosed in the agreements. A list is attached to each of the Merger Agreement and the Purchase Agreement briefly identifying the contents of the omitted schedules and exhibits. The Company hereby agrees to furnish supplementally a copy of omitted schedules or exhibits to the Securities and Exchange Commission upon its request.
Safe Harbor Statement
Certain statements in this Current Report on Form 8-K may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Many important factors may cause the Company’s actual results to differ materially from those discussed in any such forward-looking statements, including integration risks associated with acquisitions; increased competition; changes in the Company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including inventory build-up, economic slowdowns and consumer confidence; work stoppages or slowdowns or other material interruptions in electronic manufacturing services; the success and effects of new strategies; disruptions caused by conflicts, wars and terrorism; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.
Date: August 30, 2006	By:	/S/ KURT E. SCHEUERMAN
Kurt E. Scheuerman
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated August 8, 2006, by and among DDi Corp., DDi Acquisition Corp., Sovereign Circuits, Inc., Beverly John Berryman, Hugh David Turner and Carole Fahy, as trustees of a settlement dated December 21, 1965 and made between Herbert Anthony Cann, Kenneth Robert Woodford and John Michael Geoffrey Andrews and a Deed of Appointment dated October 6, 1976 by Kenneth Robert Woodford and Michael Geoffrey Andrews, together a trust formed under English law, Beverly John Berryman, Hugh David Turner and Carole Fahy, as trustees of a settlement dated September 10, 1985 and made between Tonio Christian Hoch as settlor and Bermuda Trust Company Limited as original trustee, which is a trust established under Bermuda law and known as the “Hoch Settlement”, and Robert Q. Buss, an individual.

2.2*	Asset Purchase Agreement dated August 8, 2006, by and among Dynamic Details Incorporated, Silicon Valley, solely for the purpose of guaranteeing the performance of all obligations of Dynamic Details Incorporated, Silicon Valley under Section 8.2 of the Asset Purchase Agreement, Dynamic Details, Incorporated, VMS, LLC and, solely for the purpose of guaranteeing the performance of all obligations of VMS, LLC under Section 8.3 of the Asset Purchase Agreement, VERITEK Manufacturing Services, LLC.

*	Schedules and exhibits to the Merger Agreement and the Purchase Agreement have not been filed because the Company does not believe that they contain information material to an investment decision which is not otherwise disclosed in the agreements. A list is attached to each of the Merger Agreement and the Purchase Agreement briefly identifying the contents of the omitted schedules and exhibits. The Company hereby agrees to furnish supplementally a copy of omitted schedules or exhibits to the Securities and Exchange Commission upon its request.